                                                                     Exhibit 3.7



                           AMENDED AND RESTATED BYLAWS
                                       OF
                           JUNO ONLINE SERVICES, INC.

                                                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I - OFFICES...............................................................................................1

         1.1      Registered Office...............................................................................1
         1.2      Other Offices...................................................................................1

ARTICLE II - MEETINGS OF STOCKHOLDERS.............................................................................1

         2.1      Place of Meetings...............................................................................1
         2.2      Annual Meeting..................................................................................1
         2.3      Special Meeting.................................................................................2
         2.4      Notice of Stockholder's Meeting.................................................................2
         2.5      Fixing Record Date for Stockholder Notice.......................................................2
         2.6      List of Stockholders Entitled to Vote...........................................................2
         2.7      Adjournments; Notice............................................................................2
         2.8      Waiver of Notice................................................................................3
         2.9      Quorum..........................................................................................3
         2.10     Voting and Proxies..............................................................................3
         2.11     Action at Meeting...............................................................................3
         2.12     General.........................................................................................3

ARTICLE III - DIRECTORS...........................................................................................4

         3.1      General Powers..................................................................................4
         3.2      Number; Election and Qualification..............................................................4
         3.3      Enlargement or Reduction of the Board...........................................................4
         3.4      Tenure..........................................................................................4
         3.5      Vacancies.......................................................................................4
         3.6      Resignation.....................................................................................5
         3.7      Regular Meetings................................................................................5
         3.8      Special Meetings................................................................................5
         3.9      Notice of Special Meetings......................................................................5
         3.10     Waiver of Notice................................................................................5
         3.11     Meetings by Telephone Conference Calls..........................................................5
         3.12     Quorum..........................................................................................5
         3.13     Adjourned Meeting...............................................................................6
         3.14     Action at Meeting...............................................................................6
         3.15     Action by Consent...............................................................................6
         3.16     Fees and Compensation of Directors..............................................................6
         3.17     Approval of Loans to Officers...................................................................6
         3.18     Removal.........................................................................................6

ARTICLE IV - COMMITTEES...........................................................................................6

         4.1      Enumeration of Committees.......................................................................6
         4.2      Committee Minutes...............................................................................7
         4.3      Meetings and Action of Committees...............................................................7

ARTICLE V - OFFICERS..............................................................................................7

         5.1      Enumeration of Officers.........................................................................7
         5.2      Election of Officers............................................................................7
         5.3      Qualification and Tenure........................................................................7
         5.4      Subordinate Officers............................................................................8
         5.5      Resignation and Removal.........................................................................8
         5.6      Vacancies.......................................................................................8
         5.7      Chairman of the Board and Vice Chairman of the Board............................................8
         5.8      President.......................................................................................8
         5.9      Vice Presidents.................................................................................9
         5.10     Secretary and Assistant Secretaries.............................................................9
         5.11     Treasurer and Assistant Treasurers..............................................................9
         5.12     Authority and Duties of Officers................................................................9
         5.13     Salaries.......................................................................................10

ARTICLE VI - CAPITAL STOCK.......................................................................................10

         6.1      Stock Certificates.............................................................................10
         6.2      Special Designation on Certificates............................................................10
         6.3      Lost Certificates..............................................................................10
         6.4      Transfer of Stock..............................................................................11
         6.5      Registered Stockholders........................................................................11
         6.6      Dividends......................................................................................11

ARTICLE VII - RECORDS AND REPORTS................................................................................11

         7.1      Maintenance and Inspection of Records..........................................................11
         7.2      Inspection by Directors........................................................................12
         7.3      Annual Statement to Stockholders...............................................................12
         7.4      Representation of Shares of Other Corporations.................................................12

ARTICLE VIII - INDEMNIFICATION...................................................................................12

         8.1      Indemnification of Directors and Officers......................................................12
         8.2      Indemnification of Others......................................................................13
         8.3      Insurance......................................................................................14

ARTICLE IX - GENERAL PROVISIONS..................................................................................14

         9.1      Checks.........................................................................................14

         9.2      Fiscal Year....................................................................................14
         9.3      Seal...........................................................................................14
         9.4      Manner of Giving Notice........................................................................14
         9.5      Transactions with Interested Parties...........................................................14

ARTICLE X - AMENDMENTS...........................................................................................15

                           AMENDED AND RESTATED BYLAWS
                                       OF
                           JUNO ONLINE SERVICES, INC.

                              ARTICLE I - OFFICES
                              -------------------

                  1.1 REGISTERED OFFICE. The registered office of Juno Online Services, Inc. (the "Corporation") shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is Corporation Service Company.

                  1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (or the "Board") may from time to time determine or the business of the Corporation may require.

                     ARTICLE II - MEETINGS OF STOCKHOLDERS
                     -------------------------------------

                  2.1 PLACE OF MEETINGS. All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

                  2.2 ANNUAL MEETING. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At each annual meeting, the stockholders shall elect directors to succeed those whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.

                  Nominations of persons for election to the Board of Directors and stockholders' proposals may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complies with the notice provisions set forth in the following sentence. For nominations and proposals to be properly brought before an annual meeting by a stockholder pursuant to clause (c) in the preceding sentence, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not later than the close of business on the one hundred twentieth (120th) day preceding the meeting nor earlier than the close of business on the one hundred fiftieth (150th) day preceding the meeting and such notice must include the information relating to such nominee(s) that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

                  2.3 SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called only by the Board. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  2.4 NOTICE OF STOCKHOLDER'S MEETING. Written notice of meetings with stockholders shall state the place, date and hour of the meeting and shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

                  2.5 FIXING RECORD DATE FOR STOCKHOLDER NOTICE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  2.6 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  2.7 ADJOURNMENTS; NOTICE. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, the Corporation may transact any business which might have been transacted at the original meeting.

                  2.8 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                  2.9 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of 50% of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

                  2.10 VOTING AND PROXIES. Each stockholder shall have one (1) vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the secretary of the Corporation. No such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period.

                  2.11 ACTION AT MEETING. When a quorum is present at any meeting, the holders of shares of stock representing a majority of the votes cast on a matter (or if there are two (2) or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of shares of stock of that class representing a majority of the votes cast on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. When a quorum is present at any meeting, any election by stockholders shall be determined by a plurality of the votes cast on the election.

                  2.12 GENERAL. Only such persons who are nominated in accordance with the procedures set forth in this Article II shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article II. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

                  Notwithstanding the foregoing provisions of this Article II, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Article II shall be deemed to affect any rights
(a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                            ARTICLE III - DIRECTORS
                            -----------------------

                  3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

                  3.2 NUMBER; ELECTION AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall be less than three (3) nor more than thirteen (13). The Board shall be divided into three (3) classes as nearly equal in number as possible. The members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified. The Board of Directors shall be classified in accordance with the provisions of the Corporation's Certificate of Incorporation. Directors need not be stockholders of the Corporation.

                  3.3 ENLARGEMENT OR REDUCTION OF THE BOARD. The number of directors may only be increased or decreased if at least 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose approve such increase or decrease; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

                  3.4 TENURE. Each director shall hold office in accordance with the provisions of the Corporation's Certificate of Incorporation.

                  3.5 VACANCIES. Vacancies occurring in the Board of Directors for any reason and newly created directorships shall be filled by a vote of a majority of the remaining members of the Board, even if less than a quorum, at any meeting of the Board of Directors. A director so chosen shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

                  3.6 RESIGNATION. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  3.7 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after, and at the same place as, the annual meeting of stockholders.

                  3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, president, two (2) or more directors, or by one (1) director in the event that there is only a single director in office.

                  3.9 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (b) by sending a facsimile, telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (c) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

                  3.10 WAIVER OF NOTICE. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

                  3.11 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                  3.12 QUORUM. A majority of the authorized number of directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the authorized number constitute a quorum.

                  3.13 ADJOURNED MEETING. If a quorum is not present at any regular or special meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

                  3.14 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation, these Bylaws or any contractual arrangements among the stockholders.

                  3.15 ACTION BY CONSENT. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

                  3.16 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                  3.17 APPROVAL OF LOANS TO OFFICERS. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                  3.18 REMOVAL. Except as otherwise provided by the General Corporation Law of Delaware, a director or the entire Board of Directors may only be removed in accordance with the provisions of the Corporation's Certificate of Incorporation.

                            ARTICLE IV - COMMITTEES
                            -----------------------

                  4.1 ENUMERATION OF COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

                  4.2 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                  4.3 MEETINGS AND ACTION OF COMMITTEES. Meetings and action of committee shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.7 (regular meetings),
Section 3.8 (special meetings), Section 3.9 (notice of special meetings),
Section 3.10 (waiver of notice), Section 3.11 (meetings by telephone conference calls), Section 3.12 (quorum), Section 3.13 (adjourned meeting), Section 3.14 (action at meeting) and Section 3.15 (action by consent), with such changes in the context of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                              ARTICLE V - OFFICERS
                              --------------------

                  5.1 ENUMERATION OF OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and consist of a president, one or more vice presidents, a secretary and a treasurer or chief financial officer. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board.

                  5.2 ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of
Section 5.4 or 5.6 of these Bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

                  5.3 QUALIFICATION AND TENURE. No officer need be a stockholder. Any two (2) or more offices may be held by the same person. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

                  5.4 SUBORDINATE OFFICERS. The Board of Directors may appoint, or empower the president to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

                  5.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

                  Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

                  5.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of president, treasurer and secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

                  5.7 CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board and may, but is not obligated to, designate the Chairman of the Board as chief executive officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

                  5.8 PRESIDENT. The president shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless the Board of Directors has designated the Chairman of the Board or another officer as chief executive officer, the president shall be the chief executive officer of the Corporation. The president shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

                  5.9 VICE PRESIDENTS. Any vice president shall perform such duties and possess such powers as the Board of Directors or the president may from time to time prescribe. In the event of the absence, inability or refusal to act of the president, the vice president (or if there shall be more than one
(1), the vice presidents in the order determined by the Board of Directors) shall perform the duties of the president and when so performing shall have all the powers of and be subject to all the restrictions upon the president. The Board of Directors may assign to any vice president the title of executive vice president, senior vice president or any other title selected by the Board of Directors.

                  5.10 SECRETARY AND ASSISTANT SECRETARIES. The secretary shall perform such duties and shall have such powers as the Board of Directors or the president may from time to time prescribe. In addition, the secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

                  Any assistant secretary shall perform such duties and possess such powers as the Board of Directors, the president or the secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the secretary, the assistant secretary, (or if there shall be more than one
(1), the assistant secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the secretary.

                  In the absence of the secretary or any assistant secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

                  5.11 TREASURER AND ASSISTANT TREASURERS. The treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the president. In addition, the treasurer or chief financial officer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

                  The assistant treasurers shall perform such duties and possess such powers as the Board of Directors, the president or the treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the treasurer, the assistant treasurer, (or if there shall be more than one
(1), the assistant treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the treasurer.

                  5.12 AUTHORITY AND DUTIES OF OFFICERS. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

                  5.13 SALARIES. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                           ARTICLE VI - CAPITAL STOCK
                           --------------------------

                  6.1 STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be facsimile signature(s). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such individual were such officer, transfer agent or registrar at the date of issue.

                  6.2 SPECIAL DESIGNATION ON CERTIFICATES. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions or such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

                  6.3 LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  6.4 TRANSFER OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  6.5 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                  6.6 DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

                  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                       ARTICLE VII - RECORDS AND REPORTS
                       ---------------------------------

                  7.1 MAINTENANCE AND INSPECTION OF RECORDS. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

                  Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

                  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  7.2 INSPECTION BY DIRECTORS. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

                  7.3 ANNUAL STATEMENT TO STOCKHOLDERS. The Board of Directors or, if designated by the Board of Directors, the president, shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

                  7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board of Directors, the president, any vice president, the treasurer, the secretary or assistant secretary of the Corporation, or any other person authorized by the Board of Directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other persons authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                         ARTICLE VIII - INDEMNIFICATION
                         ------------------------------

                  8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The
Corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director or officer made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director or officer of the Corporation or a predecessor corporation. The indemnification provided for in this Section
8.1 shall: (a) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (b) continue as to a person who has ceased to be a director, and (c) inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this
Section 8.1 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person.

                  Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that such individual is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that such individual is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent's duty to the Corporation or its stockholders.

                  The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

                  To assure indemnification under this Section 8.1 of all directors and officers who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, Section 145 of the General Corporation Law of Delaware shall, for the purposes of this Article VIII, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines."

                  8.2 INDEMNIFICATION OF OTHERS. The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 8.2, an "employee" or "agent" of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

                  8.3 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

                        ARTICLE IX - GENERAL PROVISIONS
                        -------------------------------

                  9.1 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  9.2 FISCAL YEAR. The fiscal year of the Corporation shall end on December 31, unless otherwise fixed by resolution of the Board of Directors.

                  9.3 SEAL. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  9.4 MANNER OF GIVING NOTICE. Whenever, under the provisions of the General Corporation Law of Delaware, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  9.5 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the Corporation and one (1) or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his, her or their votes are counted for such purpose, if:

                           (1) The material facts as to his or her relationship
or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

                           (2) The material facts as to his or her relationship
or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                           (3) The contract or transaction is fair as to the
Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                             ARTICLE X - AMENDMENTS
                             ----------------------

                  Except as set forth below, the original or other bylaws of the Corporation may be adopted, amended or repealed by a majority of the stockholders entitled to vote; provided, however, that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit the power to adopt, amend or repeal bylaws.

                  Notwithstanding any other provision of law, the Certificate of Incorporation or these Bylaws, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least 66.67% of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, Article II and Sections 3.2 and 3.3 of these Bylaws.

                         CERTIFICATE OF ADOPTION BY THE
                                  SECRETARY OF
                           JUNO ONLINE SERVICES, INC.


                  The undersigned, Richard Buchband, hereby certifies that he is the duly elected and acting Secretary of Juno Online Services, Inc., a Delaware corporation (the "Corporation"), and that the Bylaws attached hereto constitute the Bylaws of said Corporation as duly adopted by the Board of Directors on April ____, 1999 and approved by the stockholders of the Corporation on May __, 1999.

                  IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this ____day of May, 1999.



                                                 --------------------------
                                                 Richard Buchband
                                                 Secretary